UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2013

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

Life Nutrition Products, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the State of Delaware and effective as of July 19, 2013, we changed our corporate name from “Life Nutrition Products, Inc.” to “ADGS Advisory, Inc.” (the “Corporate Name Change”).

The Corporate Name Change was approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders have given their written consent to such action.  On May 10, 2013 (the “Record Date”), we received written consents to the foregoing action from stockholders holding in the aggregate 20,155,000 shares of our common stock (80.6% of the outstanding common stock which are our only outstanding voting securities).  Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.  In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, an Information Statement was mailed to stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 8.01 Other Events.

The Corporate Name Change described under Item 5.03 became effective with FINRA at the open of business on July 19, 2013 and our stock symbol has changed to “ADGS”.  Our new CUSIP number is 00101U101.

Certificates for our common stock that recite the name “Life Nutrition Products, Inc.” will continue to represent our shares after the Corporate Name Change.  If, however, a stockholder wishes to acquire a certificate reciting the name “ADGS Advisory, Inc.”, the stockholder may do so by surrendering its certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware effective on July 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC. (Registrant)

Dated: July 19, 2013	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer